      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1999


                                                      REGISTRATION NO. 333-77483

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MCM CAPITAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               7389                              48-1215075
      (STATE OF INCORPORATION)           (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
                                         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                             500 WEST FIRST STREET
                         HUTCHINSON, KANSAS 67501-5222
                                 (800) 759-0327
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               FRANK I. CHANDLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MCM CAPITAL GROUP, INC.
                             500 WEST FIRST STREET
                         HUTCHINSON, KANSAS 67501-5222
                                 (800) 759-0327
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
           COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS
               SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                  STEVEN D. PIDGEON                                     STEVEN R. FINLEY
                SNELL & WILMER L.L.P.                              GIBSON, DUNN & CRUTCHER LLP
                 ONE ARIZONA CENTER                                200 PARK AVENUE, 47TH FLOOR
               PHOENIX, ARIZONA 85008                                  NEW YORK, NY 10166
                   (602) 382-6252                                        (212) 351-4000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act, check the following box: [ ]

     If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------

     If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------

     If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------

     If delivery of the prospectus is expected to be made under Rule 434, check the following box: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM                          AMOUNT OF
        TITLE OF SHARES TO BE REGISTERED               AGGREGATE OFFERING PRICE                  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value....................           $86,250,000(1)(2)                       $23,977.50(3)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


(1) Includes shares of common stock subject to an option granted to the underwriters solely to cover over-allotments, if any. See "Underwriting."
(2) Estimated under Section 457(o) solely for the purpose of calculating the amount of registration fee.

(3) Previously Paid

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

This table sets forth the estimated expenses in connection with the distribution of the securities being registered hereunder, other than underwriting discounts and commissions:

                            ITEM                               AMOUNT
                            ----                              --------
  Securities and Exchange Commission Fee....................  $ 23,978
  NASD filing fee...........................................     9,125
* Blue Sky fees and expenses................................
* Underwriters' non-accountable expense allowance...........
* Printing and engraving expenses...........................
* Legal fees and expenses...................................
* Accounting fees and expenses..............................
* Transfer agent and registrar's fees.......................
* Miscellaneous expenses....................................
                                                              --------
       Total................................................
                                                              ========

-------------------------
* Estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that we will, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, we shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by our board of directors.

The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred herewith are contract rights and continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and inures to the benefit of the Indemnitee's heirs, executors and administrators.

The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have agreed to indemnify the underwriters and their controlling persons, and the underwriters have agreed to indemnify us and our controlling persons, against certain liabilities, including liabilities under the Securities Act. Reference is made to the Underwriting Agreement filed as part of the Exhibits hereto.

See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

On              , 1999, MCM reincorporated from Kansas to Delaware by way of a merger of Midland Corporation of Kansas, a Kansas corporation, with and into MCM. In the merger, each share of Midland Corporation of Kansas' issued and outstanding common stock was exchanged for 9.82 shares of MCM's common stock and each option to purchase a share of Midland Corporation of Kansas' common stock was exchanged for an option to purchase 9.82 shares of MCM's common stock.

Exemption from registration for this transaction was claimed pursuant to Rule 145 under the Securities Act for transactions the sole purpose of which is to change the issuer's domicile within the United States.

On September 14, 1998, MCM issued to Nomura Asset Capital Corporation warrants to purchase 516,846 shares (post-split) of our common stock. The warrants were issued in consideration of Nomura extending the maturity date of a $28 million loan that was outstanding to Midland Credit Management, Inc., a subsidiary of MCM. On

December 31, 1998, the warrants were cancelled as part of the payoff of the loan. The warrants were issued under the private placement exemption in Section 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:


EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
 1       Form of Underwriting Agreement(1)
 3.1     MCM's Certificate of Incorporation(1)
 3.2     MCM's By-Laws(1)
 5       Opinion of Snell & Wilmer L.L.P.(1)
10.1     Form of Indenture and Servicing Agreement relating to MCM's securitization program+
10.2     Form of Receivables Contribution Agreement relating to MCM's securitization program
10.3     Form of Insurance and Reimbursement Agreement relating to
         MCM's securitization program+
10.4     Indenture and Servicing Agreement relating to the warehouse facility+
10.5     Receivables Contribution Agreement relating to the warehouse facility+
10.6     Insurance and Reimbursement Agreement relating to the
         warehouse facility+
10.7     MCM Stock Option Plan(1)
10.8     Employment Agreement between MCM and Frank Chandler+
10.9     Employment Agreement between MCM and John Chandler+
10.10    Employment Agreement between MCM and Bradley Hochstein+
10.11    Real Estate Mortgage on behalf of Bank of Kansas
10.12    Net Industrial Building Lease by and between MCM and 4405 E.
         Baseline Road Limited Partnership for the property located at 4310 E. Broadway Road, Phoenix, Arizona (the "Office
         Lease")
10.13    First Amendment to the Office Lease
10.14    Second Amendment to the Office Lease
10.15    Third Amendment to the Office Lease
10.16    Fourth Amendment to the Office Lease
10.17    Credit Card Accounts Sale Agreement among Midland Credit
         Management, Inc. and other parties+
10.18    First Amendment to Credit Card Accounts Sale Agreement+
10.19    Second Amendment to Credit Card Accounts Sale Agreement+
10.20    Receivable Purchase Agreement between Midland Credit
         Management, Inc. and other parties+
10.21    Amendment of Receivable Purchase Agreement+
21       List of Subsidiaries
23.1     Consent of Ernst & Young LLP*

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
23.2     Consent of Snell & Wilmer L.L.P. (included in the opinion
         filed as Exhibit 5)(1)
24       Powers of Attorney*
27       Financial Data Schedule*


-------------------------

(1) To be filed by pre-effective amendment.


 * Previously filed with the Commission on April 30, 1999 as an exhibit to the Registrant's Registration Statement on Form S-1.



 + Certain confidential portions of these exhibits were omitted by means of redacting a portion of the text and replacing it with an asterisk. These exhibits have been filed separately with the Secretary of the Commission without the redaction pursuant to the Registrant's application requesting confidential treatment under Rule 406 under the Securities Act.


(b) Financial Statement Schedules:

None.

ITEM 17.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to our directors, officers and controlling persons under the provisions of our Certificate of Incorporation, Bylaws or laws of the State of Delaware or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

We undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Under the requirements of the Securities Act of 1933, MCM CAPITAL GROUP, INC. has duly caused this Amendment No. 1 to Registration Statement No. 333-77483 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Kansas, on this 14th day of May, 1999.


                                          MCM CAPITAL GROUP, INC.

                                          By:       /s/ FRANK CHANDLER
                                             -----------------------------------
                                              Name: Frank Chandler
                                              Title: President and Chief
                                                     Executive Officer


UNDER THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-77483 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                NAME AND SIGNATURE                            TITLE                DATE
                ------------------                            -----                ----

                /s/ FRANK CHANDLER                   President and Chief       May 14, 1999
---------------------------------------------------    Executive Officer
                  Frank Chandler                       (Principal executive
                                                       officer)

                         *                           Senior Vice President,    May 14, 1999
---------------------------------------------------    Finance (Principal
                Ronald W. Bretches                     financing and
                                                       accounting officer)

                         *                           Sole Director             May 14, 1999
---------------------------------------------------
                   Eric D. Kogan

              *By /s/ FRANK CHANDLER
  ----------------------------------------------
        (Frank Chandler, Attorney-in-fact)

                   EXHIBIT INDEX

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
 1       Form of Underwriting Agreement(1)
 3.1     MCM's Certificate of Incorporation(1)
 3.2     MCM's By-Laws(1)
 5       Opinion of Snell & Wilmer L.L.P.(1)
10.1     Form of Indenture and Servicing Agreement relating to MCM's securitization program+
10.2     Form of Receivables Contribution Agreement relating to MCM's securitization program
10.3     Form of Insurance and Reimbursement Agreement relating to
         MCM's securitization program+
10.4     Indenture and Servicing Agreement relating to the warehouse facility+
10.5     Receivables Contribution Agreement relating to the warehouse facility+
10.6     Insurance and Reimbursement Agreement relating to the
         warehouse facility+
10.7     MCM Stock Option Plan(1)
10.8     Employment Agreement between MCM and Frank Chandler+
10.9     Employment Agreement between MCM and John Chandler+
10.10    Employment Agreement between MCM and Bradley Hochstein+
10.11    Real Estate Mortgage on behalf of Bank of Kansas
10.12    Net Industrial Building Lease by and between MCM and 4405 E.
         Baseline Road Limited Partnership for the property located at 4310 E. Broadway Road, Phoenix, Arizona (the "Office
         Lease")
10.13    First Amendment to the Office Lease
10.14    Second Amendment to the Office Lease
10.15    Third Amendment to the Office Lease
10.16    Fourth Amendment to the Office Lease
10.17    Credit Card Accounts Sale Agreement among Midland Credit
         Management, Inc. and other parties+
10.18    First Amendment to Credit Card Accounts Sale Agreement+
10.19    Second Amendment to Credit Card Accounts Sale Agreement+
10.20    Receivable Purchase Agreement between Midland Credit
         Management, Inc. and other parties+

EXHIBIT
NO.                              DESCRIPTION
-------                          -----------
10.21    Amendment of Receivable Purchase Agreement+
21       List of Subsidiaries
23.1     Consent of Ernst & Young LLP*
23.2     Consent of Snell & Wilmer L.L.P. (included in the opinion
         filed as Exhibit 5)(1)
24       Powers of Attorney*
27       Financial Data Schedule*


-------------------------

(1) To be filed by pre-effective amendment.


 * Previously filed with the Commission on April 30, 1999 as an exhibit to the Registrant's Registration Statement on Form S-1.



 + Certain confidential portions of these exhibits were omitted by means of redacting a portion of the text and replacing it with an asterisk. These exhibits have been filed separately with the Secretary of the Commission without the redaction pursuant to the Registrant's application requesting confidential treatment under Rule 406 under the Securities Act.